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                                 EXHIBIT NO. 4

                       THE VARIABLE ANNUITY CONTRACT FORM
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[NATIONWIDE LOGO]

NATIONWIDE LIFE INSURANCE COMPANY
(Hereinafter called the Company)
One Nationwide Plaza
PO Box 16609
Columbus, Ohio  43216-6609
1-(800)-848-6331 (For any inquiries)

NATIONWIDE LIFE INSURANCE COMPANY will make annuity payments to the Annuitant starting on the Annuitization Date, as set forth in the Contract.

This Contract is provided in return for the Purchase Payments made as required in the Contract.

TEN DAY LOOK

To be sure that the Contract Owner is satisfied with this Contract, the Contract Owner has a TEN DAY "FREE LOOK". Within ten days of the day the Contract is received by the Contract Owner, it may be returned to the Home Office of the Company. When the Contract is received at the Home Office, the Contract Value as of the date of cancellation will be refunded in full.

Executed for the Company on the Date of Issue.

/s/ signature illegible                              /s/ signature illegible
----------------------------                         ---------------------------
       SECRETARY                                            PRESIDENT



                          READ YOUR CONTRACT CAREFULLY

             Individual Deferred Variable Annuity, Non-Participating

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, OR WHEN SUBJECT TO A MARKET VALUE ADJUSTMENT, ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR OR APPLICATION OF A MARKET VALUE ADJUSTMENT, AS APPLICABLE, AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED.

             NOTICE - The details of the variable provisions in the
                Contract may be found on Pages - 8, 10, 11 and 19

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CONTENTS


DATA PAGE...........................................................INSERT

CONTENTS...............................................................2

DEFINITIONS............................................................4

GENERAL PROVISIONS.....................................................7
     ENTIRE CONTRACT
     NON-PARTICIPATING
     INCONTESTABILITY
     CONTRACT SETTLEMENT
     EVIDENCE OF SURVIVAL
     ALTERATION OR MODIFICATION
     ASSIGNMENT
     PROTECTION OF PROCEEDS
     MISSTATEMENT OF AGE
     REPORTS
     NUMBER


DEDUCTIONS AND CHARGES.................................................8
     DEDUCTION FOR PREMIUM TAXES
     VARIABLE ACCOUNT CHARGE

OWNERSHIP PROVISIONS...................................................8
     CONTRACT OWNERSHIP
     JOINT OWNERSHIP
     CONTINGENT OWNERSHIP
     ANNUITANT
     CONTINGENT ANNUITANT
     BENEFICIARY
     CHANGE OF PARTIES NAMED IN THE CONTRACT


ACCUMULATION PROVISIONS...............................................10
     PURCHASE PAYMENTS
     ALLOCATION OF PURCHASE PAYMENTS
     VARIABLE ACCOUNT PROVISIONS
     INVESTMENTS OF THE VARIABLE ACCOUNT
     VALUATION OF ASSETS
     VARIABLE ACCOUNT ACCUMULATION UNIT VALUE
     SUBSTITUTION OF FUND SHARES
     NET INVESTMENT FACTOR
     GUARANTEED TERM OPTIONS (GTOS)
     MARKET VALUE ADJUSTMENT


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CONTENTS (CONT)


SURRENDERS, WITHDRAWALS and TRANSFERS..................................14
     SURRENDERS
     SURRENDER VALUE
     SYSTEMATIC WITHDRAWALS
     TRANSFER PROVISIONS
     SUSPENSION OR POSTPONEMENT IN PAYMENT OF SURRENDER


DEATH PROVISIONS.......................................................15
     DEATH OF CONTRACT OWNER
     DEATH OF CONTRACT OWNER/ANNUITANT
     DEATH OF ANNUITANT
     DEATH BENEFIT PAYMENT
     ELECTION OF DEATH BENEFIT OPTION
     REQUIRED DISTRIBUTIONS


ANNUITIZATION PROVISIONS...............................................18
     ANNUITY COMMENCEMENT DATE
     CHANGE OF ANNUITY COMMENCEMENT DATE AND ANNUITY PAYMENT OPTION
     ANNUITIZATION
     FIXED ANNUITY PAYMENT - FIRST AND SUBSEQUENT PAYMENTS
     VARIABLE ANNUITY PAYMENT-  FIRST PAYMENT
     VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT
     ANNUITY UNIT VALUE
     FREQUENCY  AND AMOUNTS OF PAYMENTS


ANNUITY PAYMENT OPTIONS................................................20
     SELECTION OF ANNUITY PAYMENT OPTION
     LIFE ANNUITY
     JOINT AND SURVIVOR ANNUITY
     LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED
     ANY OTHER OPTION
     SUPPLEMENTARY AGREEMENT


ANNUITY TABLES.........................................................21


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DEFINITIONS


ACCUMULATION UNIT - An accounting unit of measure used to calculate the Variable Account Contract Value prior to the Annuitization Date.

ANNIVERSARY VALUE -  The Contract Value on a Contract Anniversary.

ANNUITANT - The person upon whose continuation of life any annuity payment involving life contingencies depends.

ANNUITIZATION - The period during which annuity payments are received.

ANNUITIZATION DATE - The date annuity payments actually commence.

ANNUITY COMMENCEMENT DATE - The date, shown on the Data Page of the Contract, on which annuity payments are scheduled to commence.

ANNUITY PAYMENT OPTION - The chosen form of annuity payments. Several options are available under the Contract.

ANNUITY UNIT - An accounting unit of measure used to calculate the value of Variable Annuity payments.

BENEFICIARY - The person designated to receive certain benefits under the Contract upon the death of the Annuitant prior to the Annuitization Date.

CHARITABLE REMAINDER TRUST (CRT) - A charitable remainder annuity trust or a charitable remainder unitrust as those terms are defined in Section 664 of the Code.

CODE - The Internal Revenue Code of 1986, as amended.

COMPANY - Nationwide Life Insurance Company.

CONSTANT MATURITY TREASURY RATES (CMT RATES) OR CMT RATES(S) - Interest rate quotations for 1, 2, 3, 5, 7 and 10 years published by the Federal Reserve Board on a regular basis. The Company utilizes CMT Rates in its MVA Formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets.

CONTINGENT ANNUITANT - The Contingent Annuitant may be the recipient of certain rights or benefits under the Contract when the Annuitant dies before the Annuitization Date.

CONTINGENT BENEFICIARY - The person designated to be the Beneficiary if the named Beneficiary is not living at the time of the death of the Annuitant.

CONTINGENT OWNER - A Contingent Owner succeeds to the rights of the Contract Owner upon the Contract Owner's death before Annuitization.

CONTRACT - The Individual Deferred Variable Annuity issued to the Contract
Owner.

CONTRACT ANNIVERSARY - Each 12 month anniversary the Contract remains in force commencing with the Date of Issue.

CONTRACT OWNER (OWNER)(S) - The person who possesses all rights under the Contract, including the right to designate and change parties named in the Contract, Annuity Payment Option, and the Annuity Commencement Date.

CONTRACT VALUE - The sum of the value of all Variable Account Accumulation Units attributable to the Contract, plus the value of amounts allocated to any GTO option.



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CONTRACT YEAR - Each calendar year the Contract remains in force commencing with the Date of Issue.

DATE OF ISSUE - The date the first purchase payment is applied to the Contract.

DEATH BENEFIT - The benefit payable upon the death of the Annuitant or Contingent Annuitant, if applicable. If the Annuitant dies after the Annuitization Date, any benefit that may be payable shall be as specified in the Annuity Payment Option elected.

DISTRIBUTION - Any payment of part or all of the Contract Value.

ERISA - The Employee Retirement Income Security Act of 1974, as amended.

FIXED ANNUITY PAYMENT - An annuity providing for payments which are guaranteed by the Company as to dollar amount during Annuitization.

GUARANTEED TERM - The three, five, seven or ten year period corresponding respectively to a three, five, seven or ten year Guaranteed Term Option (GTO). Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to 3 months beyond the 3, 5, 7 or 10 year anniversary of the allocation to the GTO.

GUARANTEED TERM OPTION (GTO) - A funding option offered under the Contract which provides a guaranteed interest rate (the "Specified Interest Rate"), paid over certain maturity durations (the "Guaranteed Term"), so long as certain conditions are met.

HOME OFFICE - The main office of the Company located in Columbus, Ohio.

INDIVIDUAL RETIREMENT ANNUITY (IRA) - An annuity which qualifies for favorable tax treatment under Section 408 of the Internal Revenue Code which is established for the exclusive benefit of the Owner or the Owner's beneficiaries.

INVESTMENT PERIOD - The period of time beginning with a declaration by the Company of new GTO interest rates (the different Specified Interest Rates for each of the GTOs) and ending with the subsequent declaration of new Specified Interest Rates by the Company.

JOINT OWNER - The Joint Owner, if any, possesses an undivided interest in the entire Contract in conjunction with the Contract Owner.

MARKET VALUE ADJUSTMENT (MVA) - The upward or downward adjustment in value, of amounts allocated to a GTO which, prior to the Maturity Period for the GTO are:
1) distributed pursuant to a surrender; 2) reallocated to another investment option available under this Contract; 3) distributed pursuant to the death of the Owner or Annuitant; or 4) annuitized under this Contract at any time other than the Maturity Period..

MVA FACTOR - The value multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect an MVA.

MVA FORMULA - The MVA Formula is utilized when a distribution is made from a GTO during the Guaranteed Term which is subject to an MVA.

MATURITY DATE - The date on which a particular GTO matures. Such date will be the last day of a calendar quarter on which the third, fifth, seventh or tenth anniversary of the date on which amounts are allocated to a three, five, seven or ten year GTO, respectively.

MATURITY PERIOD - The period of time during which the value of amounts allocated under a GTO, may be distributed without any Market Value Adjustment. The Maturity Period shall begin on the day following the Maturity Date and will end on the thirtieth day thereafter.

MINIMUM DISTRIBUTION - The amount that is required to be withdrawn from Qualified Plans, Tax Sheltered Annuities and IRAs to meet distribution requirements established by the Code.

MULTIPLE MATURITY ACCOUNT - A separate account of the Company established for the purpose of facilitating accounting and investment processes associated with the offering of GTOs under the Contracts.



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NON-QUALIFIED CONTRACT - A Contract which does not qualify for favorable tax treatment under the provisions of Sections 401 and 403(a) (Qualified Plans), 408 (Individual Retirement Annuities) or 403(b) (Tax Sheltered Annuities) of the Code.

PURCHASE PAYMENT - A deposit of new value into the contract. The term "Purchase Payment" does not include transfers among the Sub-Accounts or to or from a GTO.

QUALIFIED PLAN (S) - A retirement plan which receives favorable tax treatment under the provisions of the Code, including those described in Sections 401 and 403(a) of the Code.

ROTH IRA - An individual retirement annuity meeting the requirements of Code
Section 408A.

SEP IRA - A retirement plan which receives favorable tax treatment under the provisions of Section 408(k) of the Code.

SPECIFIED INTEREST RATE - The interest rate guaranteed to be credited to amounts allocated to a selected GTO so long as such allocations are not distributed for any reason prior to the GTO Maturity Date.

SPECIFIED VALUE - The amount of a GTO allocation minus withdrawals and transfers out of the GTO, plus interest accrued at the Specified Interest Rate. The Specified Value is subject to an MVA at all times other than during the Maturity Period.

SUB-ACCOUNTS - Separate and distinct divisions of the Variable Account to which specific Underlying Mutual Fund shares are allocated and for which Accumulation Units and Annuity Units are separately maintained.

TAX SHELTERED ANNUITY - An annuity which qualifies for treatment under Code
Section 403(b).

UNDERLYING MUTUAL FUND (FUND) - A registered management investment company in which the assets of the Sub-Accounts of the Variable Account will be invested.

VALUATION DATE - Each day the New York Stock Exchange and the Company's Home Office are open for business or any other day during which there is a sufficient degree of trading of the Variable Account's Underlying Mutual Fund shares such that the current net asset value of its Accumulation Units might be materially affected.

VALUATION PERIOD - The period of time commencing at the close of a Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT - A separate investment account of the Company into which Variable Account Purchase Payments are allocated.

VARIABLE ANNUITY PAYMENT - An annuity providing for payments which are not predetermined or guaranteed as to dollar amount and which vary in amount with the investment experience of the Variable Account.



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GENERAL PROVISIONS

ENTIRE CONTRACT

This Contract, the data page and endorsement(s) (if any), make up the entire Contract.

NON-PARTICIPATING

This Contract is non-participating. It will not share in the surplus of the Company.

INCONTESTABILITY

This Contract, endorsements, riders and attachments will not be contested.

CONTRACT SETTLEMENT

The Company may require that this Contract be returned to the Home Office prior to making any payments. All sums payable to or by the Company under this Contract are payable at the Home Office.

EVIDENCE OF SURVIVAL

Where any payments under this Contract depend on the recipient being alive on a given date, proof that such person is living may be required by the Company. Such proof may be required prior to making the payments.

ALTERATION OR MODIFICATION

All changes to the terms of the Contract must be made in writing and signed by the President or Secretary of the Company. No other person can alter or change any of the terms or conditions of this Contract.

Provisions of the Contract may be modified as required by a Qualified Plan or applicable laws. When required, other changes to the Contract will be made only with the mutual agreement of the Company and the Contract Owner.
A copy of the amendment will be furnished to the Contract Owner.

ASSIGNMENT

All rights in this Contract are personal to the Contract Owner. Contracts issued to fund a retirement plan pursuant to Code Sections 401, 403, 408 or 408A may not be assigned, pledged, transferred, discounted or sold for the performance of any obligation to any person other than the Contract Owner or other person exercising ownership rights under the plan unless otherwise permitted by law.

Where permitted, with written consent of the company, the Contract Owner may assign some or all rights under this Contract. The assignment must be made in writing and executed by the Contract Owner during the lifetime of the Annuitant and prior to the Annuitization Date. The assignment will take effect on the date that it is recorded by the Company at its Home Office. The assignment will not be recorded until the Company has received sufficient direction from the Contract Owner and the assignee as to the proper allocation of the Contract rights under the assignment.

The Company is not responsible for the validity or tax consequences of any assignment or for any payment or other settlement made prior to the Company's recording of the assignment.


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PROTECTION OF PROCEEDS

Proceeds under this Contract are not assignable by any Beneficiary prior to the time such proceeds become payable. Proceeds are not subject to the claims of creditors or to legal process, except as mandated by applicable law.

MISSTATEMENT OF AGE

If the age of the Annuitant has been misstated, all payments and benefits under this Contract will be adjusted. Payments and benefits will be made based on the correct age. Proof of age of an Annuitant may be required at any time, in a form satisfactory to the Company. When the age of an Annuitant has been misstated, the dollar amount of any overpayment will be deducted from the next payment or payments due under this Contract. The dollar amount of any underpayment made by the Company as a result of any such misstatement will be paid in full with the next payment due under this Contract. Where required by state law, any adjustment on underpayment will include interest.

REPORTS

Prior to the Annuitization Date, a report showing the Contract Value will be provided to the Contract Owner at least once each year.

NUMBER

Unless otherwise provided, all references in this Contract which are in the singular form will include the plural; all references in the plural form will include the singular.


DEDUCTIONS AND CHARGES

DEDUCTION FOR PREMIUM TAXES

The Company will charge against the Contract Value the amount of any premium taxes levied by a state or any other government entity upon Purchase Payments received by the Company. The method used to recoup premium taxes will be determined by the Company at its sole discretion and in compliance with state law. The Company currently deducts such charges from the Contract Value: (1) when the Contract is surrendered; (2) at the Annuitization Date; or (3) at such earlier date as the Company may be subject to such taxes.

VARIABLE ACCOUNT CHARGES

The Variable Account charges apply to allocations made to the Sub-Accounts. The Company deducts charges from the Variable Account equal to an annual rate of [1.30%] of the daily net assets of the Variable Account. The Variable Account charges compensate the Company for administrative expenses incurred relating to the issuance and maintenance of the Contracts and for mortality risks assumed in connection with the Death Benefit and annuity features of the Contracts.


OWNERSHIP PROVISIONS

CONTRACT OWNERSHIP

Unless otherwise provided, the Contract Owner has all rights under the Contract. IF THE PURCHASER NAMES SOMEONE OTHER THAN HIMSELF AS CONTRACT OWNER, THE PURCHASER WILL HAVE NO RIGHTS UNDER THE CONTRACT.


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JOINT OWNERSHIP

Where such restriction is permitted by state law, Joint Owners must be spouses at the time joint ownership is requested. If a Joint Owner is named, the Joint Owner will possess an undivided interest in the Contract. Unless otherwise provided, the exercise of any ownership right in the Contract (including the right to surrender or partially surrender the Contract, to change the parties to the Contract, the Payment Option or the Annuitization Date) shall require a written request signed by both Contract Owners.

Joint Owners may be selected only for Contracts issued as Non-Qualified and may not be selected when the Contract Owner is a CRT.

CONTINGENT OWNERSHIP

The Contingent Owner is the person who may receive certain benefits under the Contract if the Contract Owner, who is not the Annuitant, dies prior to the Annuitization Date and there is no surviving Joint Owner. If more than one Contingent Owner survives the Contract Owner, each will share equally unless otherwise specified in the Contingent Owner designation. If no Contingent Owner survives a Contract Owner and there is no surviving Joint Owner, all rights and interest of the Contingent Owner will vest in the Contract Owner's estate.

If a Contract Owner, who is also the Annuitant, dies before the Annuitization Date, then the Contingent Owner will not have any rights in the Contract. However, if the Contingent Owner is also the Beneficiary, the Contingent Owner will have all the rights of a Beneficiary.

A Contingent Owner may be named only for Non-Qualified Contracts and may not be selected when the Contract Owner is a CRT.

ANNUITANT

The Annuitant is the person who will receive annuity payments upon Annuitization, unless the Contract is owned by a CRT. If the Contract is owned by a CRT, the payments made during Annuitization will be paid to the CRT.

For Contracts that are issued as IRA's, the Contract Owner must be the Annuitant, and the entire interest of the Annuitant in the Contract is non-forfeitable.

CONTINGENT ANNUITANT

If the Annuitant dies before the Annuitization Date, the Contingent Annuitant becomes the Annuitant. All provisions of the Contract which are based on the death of the Annuitant prior to the Annuitization Date will be based on the death of the last survivor of the Annuitant and Contingent Annuitant.

A Contingent Annuitant may be named only for Non-Qualified Contracts and may not be selected when the Contract Owner is a CRT.

BENEFICIARY

The Beneficiary is the person or persons who may receive certain benefits under the Contract in the event the Annuitant dies prior to the Annuitization Date. If more than one Beneficiary survives the Annuitant, each will share equally unless otherwise specified in the Beneficiary designation. If no Beneficiary survives the Annuitant, all rights and interest of the Beneficiary shall vest in the Contingent Beneficiary, and if more than one Contingent Beneficiary survives, each will share equally unless otherwise specified in the Contingent Beneficiary designation. If no Contingent Beneficiary survives the Annuitant, all rights and interests of the Contingent Beneficiary will vest with the Contract Owner or the estate of the last surviving Contract Owner.


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If the Contract Owner is a CRT, upon the death of the Annuitant, all interest in the Death Benefit proceeds will accrue to the CRT. Any designation which creates a conflict with the CRT's right to such interest shall be void and of no effort. CHANGE OF PARTIES NAMES IN THE CONTRACT

Prior to the Annuitization Date, and subject to any existing assignments, the Contract Owner may request a change in the Annuitant, Contingent Annuitant, Contract Owner, Joint Owner, Contingent Owner, Beneficiary, or Contingent Beneficiary. Such change, upon receipt and recording by the Company at its Home Office, will take effect as of the time the written notice was signed, whether or not the Contract Owner or Annuitant are living at the time of record, but without further liability as to any payment or settlement made by the Company before receipt of such change.

Any request for change of Contract Owner must be made in writing, may require a signature guarantee and must be signed by the Contract Owner and the person designated as the new Contract Owner.

Any change to the Annuitant or Contingent Annuitant is subject to underwriting and approval by the Company. Notwithstanding any provisions in this Contract, if the Contract Owner is not a natural person, the change of the Annuitant will be treated as the death of the Contract Owner and will result in a distribution, regardless of whether a Contingent Annuitant is also named. Distributions will be made as if the Contract Owner died at the date of such change.


ACCUMULATION PROVISIONS

PURCHASE PAYMENTS

The Contract is bought for the initial Purchase Payment and any subsequent Purchase Payments. The cumulative total of all purchase payments under this and any other annuity contract(s) issued by the Company having the same Annuitant may not exceed $1,000,000 without the prior consent of the Company.

The initial Purchase Payment is due on the Date of Issue and may not be less than [$15,000.] Purchase Payments, if any, after the initial Purchase Payment must be a least [$1,000] and may be made at any time.

When this contract is issued, for investment purposes only, to Qualified Pension, Profit-sharing, or Stock Bonus Plans as defined by Section 401(a) of the Code, the initial Purchase Payment must be at least [$100,000], and subsequent Purchase Payments, if any, at least [$15,000].

If no considerations have been received under this Contract for a period of two full years and the paid-up annuity benefit at maturity would be less than [$50] monthly, the Company may, at its option, terminate the Contract by payment of the accumulated value and will, by such payment, be relieved of any further obligation under the Contract.

ALLOCATION OF PURCHASE PAYMENTS

The Contract Owner elects to have Purchase Payments allocated among the Sub-Accounts of the Variable Account, and GTOs under the Multiple Maturity Account at the time of application. The allocation of future Purchase Payments may be changed by the Contract Owner by a proper submission that is received and recorded by the Company.

VARIABLE ACCOUNT PROVISIONS

The Variable Account Contract Value is the sum of the value of all Variable Account Accumulation Units under this Contract.



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If: (1) part or all of the Variable Account is surrendered; or (2) charges or deductions are made against the Variable Account, then an appropriate number of Accumulation Units will be surrendered to equal such amount.

The Company has allocated a part of its assets for this Contract and certain other contracts to the Variable Account. Such assets of the Variable Account remain the property of the Company. They may not be charged with the liabilities from any other business in which the Company may take part.

The Variable Account is divided into Sub-Accounts which invest in shares of the Underlying Mutual Funds. Purchase Payments are allocated among one or more of these Sub-Accounts, as designated by the Contact Owner and are subject to the terms and conditions of the Underlying Mutual Funds.

INVESTMENTS OF THE VARIABLE ACCOUNT

The Purchase Payments applied to the Variable Account will be invested at net asset value in one or more of the designated Sub-Accounts.

VALUATION OF ASSETS

Underlying Mutual Fund shares in the Variable Account will be valued at their net asset value.

VARIABLE ACCOUNT ACCUMULATION UNIT VALUE

The number of Accumulation Units for each Sub-Account is found by dividing the net amount allocated to the Sub-Account by the Accumulation Unit value for the Sub-Account for the Valuation Period during which the Company received the Purchase Payment.

The value of an Accumulation Unit for each Sub-Account of the Variable Account was arbitrarily set at $10 when the first Underlying Mutual Fund shares were available for purchase. The value for any later valuation period is found as follows:

The Accumulation Unit Value for any Valuation Period is determined by multiplying the Accumulation Unit value for each Sub-Account for the last prior Valuation Period by the net investment factor for the Sub-Account for the next following Valuation Period. The value of an Accumulation Unit may increase or decrease from one Valuation Period to the next. The number of Accumulation Units will not change as a result of investment experience.

SUBSTITUTION OF FUND SHARES

If the shares of an Underlying Mutual Fund should no longer be available for investment by the Separate Account or if in the judgment of the Company's management further investment in such Underlying Mutual Fund's shares should be inappropriate in view of the purposes of the Contract, the Company may substitute shares of another Underlying Mutual Fund for Underlying Mutual Fund shares already purchased or to be purchased in the future by a purchase payment under the Contract.

In the event of such a substitution or change, the Company may, by appropriate endorsement, make such changes to this and other contracts of this class as may be necessary to reflect such substitutions or changes. Nothing contained herein shall prevent the separate account from purchasing other securities for other series or classes of contracts or from effecting a conversion between series and classes of contracts on the basis of requests made individually by owners of such contracts.

NET INVESTMENT FACTOR

The net investment factor is an index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor may be greater or less than one; therefore, the value of an Accumulation Unit may increase or decrease.



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The net investment factor for any Sub-Account for any Valuation Period is determined by: dividing (1) by (2), and then subtracting (3) where:

1.  is the net of:

         a. the net asset value per share of the Underlying Mutual Fund held in the Sub-Account, determined at the end of the current Valuation Period; and

         b. the per share amount of any dividend or capital gain distributions made by the Underlying Mutual Fund held in the Sub-Account, if the "ex-dividend" date occurs during the current Valuation Period.

2.    is the net result of:

         a. the net asset value per share of the Underlying Mutual Fund held in the Sub-Account, determined at the end of the immediately preceding Valuation Period; plus or minus

         b. the per share credit or charge for any taxes reserved for the last prior Valuation Period, plus or minus

         c. a per share credit or charge for any taxes reserved for, which is determined by the Company to have resulted from the investment operations of the Sub-Account.

3. is a factor representing the daily Variable Account charges deducted from the Variable Account. Such factor is equal, on an annual basis, to [1.30%] of the daily net asset value of the Variable Account.

For Underlying Mutual Funds that credit dividends on a daily basis and pay such dividends once a month, the net investment factor allows for the monthly reinvestment of these daily dividends.


GUARANTEED TERM OPTIONS (GTOS)

At any particular time under this Contract, four GTOs will be available: a three year GTO, a five year GTO, a seven year GTO and a ten year GTO. Amounts allocated to a three year GTO will have a Guaranteed Term of three years, a five year GTO will have a Guaranteed Term of five years, and so on. Regardless of the source from which a GTO allocation is made, the minimum of each allocation is $1,000 per GTO.

GTOs are not available as funding options if the Contract is annuitized. All investment amounts allocated to a GTO must be transferred to other investment options at the time of Annuitization. If a variable annuity Contract is annuitized while a GTO is in effect, and prior to the Maturity Date of the GTO, a MVA will apply to amounts transferred to other investment options under the Contract which may be used during Annuitization.

For the duration of the Guaranteed Term of a GTO, the Company will credit a Specified Interest Rate on amounts remaining allocated under the GTO. The interest rates in effect during any particular Investment Period will be guaranteed for GTO allocations (made during the Investment Period) for the duration of the Guaranteed Term associated with the GTO. Each GTO in the same Investment Period has its own Specified Interest Rate for the Guaranteed Term relating to the selected GTO. The Company, however, reserves the right to change the Specified Interest Rate at any time for prospective allocations to GTOs.

A MVA will apply against all amounts which are transferred or surrendered from allocations under a GTO prior to the Maturity Period for the particular GTO. During the Maturity Period, allocations under a GTO may be transferred, surrendered, or distributed for any other reason without any MVA. At all times other than during a Maturity Period, a MVA will apply to amounts distributed from allocations under a GTO.

At least 15 days and at most 30 days prior to the end of each calendar quarter, variable annuity contract holders having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the GTO. Contract holders will then have the option of directing the withdrawal or transfer of the GTO without application of any MVA during the Maturity Period. Withdrawals or transfers during the Maturity Period, beginning the day after the Maturity Date and ending thirty days after the Maturity Date, will not be subject to a MVA. For the period commencing with the first day after the Maturity Date and ending on the thirtieth day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date.

If no such direction is received by the thirtieth day following the Maturity Date, amounts in the GTO will be automatically transferred to the Money Market sub-account of the variable annuity. The Company reserves the right to restrict transfers into and out of the Multiple Maturity Account to one per calendar year at all times other than during a Maturity Period.


MARKET VALUE ADJUSTMENT

A MVA reflects the relationship between the prevailing interest rates at the time of investment, prevailing interest rates at the time of distribution, and the amount of time remaining in the Guaranteed Term of the GTO selected. Generally, if the Specified Interest Rate is lower than prevailing interest rates, application of the MVA will result in a downward adjustment of amounts allocated to a GTO. If the Specified Interest Rate is higher than prevailing interest rates, application of the MVA will result in an upward adjustment of amounts allocated to a GTO. The MVA is applied only when the amounts allocated to a GTO are distributed from the GTO prior to the Maturity Period.


The formula for determining the MVA Factor is:

                                [ 1 + a        ] t
                                [ -------------]
                                [ 1 + b + .0025]


Where:

     a = the Constant Maturity Treasury (CMT) Rate for a period equivalent to the Guaranteed Term at the time of deposit in the GTO;

     b = the CMT rate at the time of distribution for a period of time with maturity equal to the time remaining in the Guaranteed Term. In determining the number of years to maturity, any partial year will be counted as a full year, unless this would cause the number of years to exceed the Guaranteed Term.

     t = the number of days until the Maturity Date, divided by 365.25.

In the case of a above, the CMT Rate utilized will be the rate published by the Federal Reserve Board, the Friday preceding the Wednesday before the Investment Period during which the allocation to the GTO was made.

In the case of b above, the CMT Rate utilized will be the rate published the Friday preceding the Wednesday preceding withdrawal, transfer or other distribution giving rise to the MVA.

For periods which do not coincide with the available CMT periods, rates used in a and b will be linearly interpolated (where the difference in rates is proportional to the difference in years).

The MVA Factor will be equal to 1 during the Investment Period. That is, for the period of time following a GTO allocation during which the Specified Interest Rate for GTOs of the same duration is not changed, the MVA Factor will be equal to 1.

The MVA Formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of .0025 in the MVA Formula. The result of the MVA Formula shown above is the MVA Factor. The MVA Factor will either be greater, less than or equal to 1 and will be multiplied by the Specified Value or that portion of the Specified Value being withdrawn, transferred or distributed for any other reason. If the result is greater than 1, a gain will be realized by the Contract Owner; if less than 1, a loss will be realized. If the MVA Factor is exactly 1, no gain or loss will be realized.

If the Federal Reserve Board halts publication of CMT Rates, or if, for any other reason, CMT Rates are not available to be relied upon, the Company will use appropriate rates based on treasury bond yields.


SURRENDERS, WITHDRAWALS AND TRANSFERS

SURRENDERS

The Contract Owner may surrender part or all of the Contract Value at any time this Contract is in force and prior to the earlier of the Annuitization Date or the death of the Annuitant or Contingent Annuitant, if any.
All surrenders must meet the following conditions:

1. The request for surrender must be in writing in a form otherwise acceptable to the Company.

2. The surrender value will be paid to the Contract Owner within seven (7) days after proper written application and any proof of interest are received and recorded at the Home Office.

3. The Company reserves the right to require that the signature(s) be guaranteed by a member firm of a major stock exchange or other depository institution qualified to give such a guaranty.

4. When written application and the Contract are received, the Company will surrender the number of Variable Account Accumulation Units needed to equal the dollar amount requested minus any applicable taxes.

5. If a partial surrender is requested, unless the Contract Owner has instructed otherwise, amounts will be surrendered in the following order: (a) from the Variable Account; (b) from the GTOs under the Multiple Maturity Account. The amounts surrendered from each account will be made in the same proportion that the Contract Owner's interest in such account bears to the total Contract Value.

For tax purposes, a surrender may be treated as withdrawal of earnings first.


SURRENDER VALUE

The surrender value at any time will be the Contract Value, less any applicable taxes.


SYSTEMATIC WITHDRAWALS

The Contract Owner may elect in writing on a form provided by the Company to take systematic withdrawals of a specified dollar amount of at least [$100] on a monthly, quarterly, semi-annual or annual basis. The Company will process the withdrawals as directed by surrendering on a pro-rata basis Accumulation Units from all of the Sub-Accounts in which the Contract Owner has an interest. Unless otherwise directed by the Contract Owner, the Company will withhold federal income taxes from each systematic withdrawal. The systematic withdrawals may be discontinued at any time by notifying the Company in writing.

Systematic withdrawals are not available prior to the expiration of the ten day free look provision of the Contract. The Company reserves the right to assess a processing fee for this service.

TRANSFER PROVISIONS

Transfers among the Variable Account and the Guaranteed Term Option must be made prior to the Annuitization Date. Transfers may occur among the Sub-Accounts 12 times a year without charges or penalties. The Company reserves the right to restrict transfers into and out of the Multiple Maturity Account to one per calendar year at all times other than during the Maturity Period. Transfers to a Guaranteed Term Option must be at least [$1,000].

The Company reserves the right to refuse any transfer requests submitted by individuals or firms performing market timing services on behalf of multiple Contract Owners. Transfers among the Sub-Accounts are subject to the terms and conditions of the Underlying Mutual Funds.

SUSPENSION OR POSTPONEMENT OF SURRENDERS/TRANSFERS

The Company has the right to suspend or postpone the date of any surrender payment or any request transfer for any period:


1.       When the New York Stock Exchange is closed;

2.       When trading on the New York Stock Exchange is restricted;

3. When an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to fairly determine the value of the net assets of the Sub-Accounts; or

4. During any other period when the Securities and Exchange Commission, by order, so permits such a suspension or postponement, for the protection of security holders.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.


DEATH PROVISIONS

DEATH OF CONTRACT OWNER

If any Contract Owner and the Annuitant are not the same person and such Contract Owner dies prior to the Annuitization Date, then the Joint Owner, if any, becomes the sole Contract Owner. If there is no surviving Joint Owner, the Contingent Owner becomes the new Contract Owner. If there is no surviving Contingent Owner, the last surviving Contract Owner's estate becomes the new Contract Owner. The entire interest in the Contract Value must be distributed in accordance with the "Required Distribution " section.

DEATH OF CONTRACT OWNER/ANNUITANT

If any Contract Owner and the Annuitant are the same person, and such person dies prior to the Annuitization Date, the Death Benefit shall be payable to the Beneficiary, the Contingent Beneficiary, the Joint Owner, Contingent Owner, or the last surviving Contract Owner's estate, as specified in the "Beneficiary" section, and distributed in accordance with the "Required Distribution " section.

DEATH OF ANNUITANT

If the Contract Owner and Annuitant are not the same person, and the Annuitant dies prior to the Annuitization Date, a Death Benefit will be payable to the Beneficiary, the Contingent Beneficiary, the Contract Owner, or the last surviving Contract Owner's estate, as specified in the "Beneficiary" section, unless there is a surviving Contingent Annuitant. In such case, the Contingent Annuitant becomes the Annuitant and no Death Benefit is payable.

If the Annuitant dies after the Annuitization Date, any benefit that may be payable shall be paid according to the Annuity Payment Option selected.

DEATH BENEFIT PAYMENT PROVISIONS

The value of the Death Benefit will be determined as of the Valuation Date coincident with or next following the date the Home Office receives in writing the following three items: (1) proper proof of the Annuitant's death; (2) an election specifying the method of distribution; and (3) any applicable state required form(s).

Proof of death is either:
(1)      a copy of a certified death certificate;

(2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death;

(3)      a written statement by a medical doctor who attended the deceased; or

(4)      any other proof satisfactory to the Company.

The Beneficiary may elect to receive such Death Benefits in the form of: (1) a lump sum distribution; (2) an annuity payout; or (3) any distribution that is permitted under state and federal regulations and is acceptable by the Company. Upon the death of a "deceased Contract Owner", the designated beneficiary must elect a method of distribution which complies with the Distribution Provisions outlined in this Contract and which are acceptable to the Company. If such election is not received by the Company within 60 days of the Annuitant's death, the Beneficiary will be deemed to have elected a cash payment as of the last day of the 60 day period.


Payment of the Death Benefit will occur within 30 days after receipt of such proof.


ELECTION OF DEATH BENEFIT OPTION

At the time of application, the Contract Owner shall elect one of the following death benefit options. The Contract Owner's chosen option and additional charge, if applicable, are reflected on the Contract Owner's data page.

Standard Death Benefit

If the Annuitant dies at any time prior to the Annuitization Date, the dollar amount of the Death Benefit will be the greatest of : (1) the Contract Value;
(2) the sum of all Purchase Payments, less an adjustment for amounts surrendered; or (3) the Contract Value as of the most recent five-year Contract Anniversary occurring prior to the Annuitant's 86th birthday, less an adjustment for amounts subsequently surrendered, plus Purchase Payments received after that five-year Contract Anniversary date.

The adjustment for amounts surrendered will reduce items (2) and (3) above in the same proportion that the Contract Value was reduced on the date of the partial surrender.

Death Benefit - Option 1

If the Annuitant dies at any time prior to the Annuitization Date, the dollar amount of the Death Benefit will be the greatest of: (1) the Contract Value; (2) the sum of all Purchase Payments, less an adjustment for amounts surrendered; or
(3) the greatest Contract Value on any Contract Anniversary Date prior to the deceased Annuitant's 86th birthday, less an adjustment for amounts subsequently surrendered, plus Purchase Payments received after that Contract Anniversary Date.

The adjustments for amounts surrendered will reduce items (2) and (3) above in the same proportion that the Contract Value was reduced on the date of the partial surrender.

For the additional Death Benefits provided by Option 1, the Company will deduct a charge at an annual rate of 0.05% of the daily net asset value of the Variable Account.

Death Benefit - Option 2

If the Annuitant dies at any time prior to the Annuitization Date, the dollar amount of the Death Benefit will be greater of: (1) the Contract Value, or (2) the total of all Purchase Payments, less any amounts surrendered, accumulated at 5% simple interest from the date of each Purchase Payment or surrender to the most recent Contract Anniversary Date prior to the Annuitant's 86th birthday, less an adjustment for amounts surrendered, plus Purchase Payments received since that anniversary.

Such total accumulated amount shall not exceed 200% of the net of Purchase Payments and amounts surrendered. The adjustment for amounts subsequently surrendered after the most recent Contract Anniversary will reduce the 5% Interest Anniversary Value in the same proportion that the Contract Value was reduced on the date of the partial surrender.

For the additional Death Benefits provided by Option 2, the Company will deduct a charged at an annual maximum rate of 0.10% of the daily net asset value of the Variable Account.

REQUIRED DISTRIBUTION

Upon the death of any Owner, Contract Owner, or Joint Owner (including an Annuitant who becomes the Owner of the Contract on the Annuitization Date) (each of the foregoing an Owner), certain distributions are required by Section 72(s) of the Code. Notwithstanding any provision of this Contract to the contrary, the following distributions shall be made in accordance with such requirements.

         1. If any Contract Owner dies on or after the Annuitization Date and before the entire interest under the Contract has been distributed, then the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution in effect as of the date of such Contract Owner's death.

         2. If any Contract Owner dies prior to the Annuitization Date, then the entire interest in the Contract (consisting of either the Death Benefit or the Contract Value reduced by certain charges as set forth elsewhere in the Contract) will be distributed within 5 years of the death of the Contract Owner, provided however:

         (a) If any portion of such interest is payable to or for the benefit of a natural person who is a surviving Contract Owner, Contingent Owner, Joint Owner, Annuitant, Contingent Annuitant, Beneficiary, or Contingent Beneficiary as the case may be (each a "designated Beneficiary"), such portion may, at the election of the designated Beneficiary, be distributed over the life of such designated Beneficiary, or over a period not extending beyond the life expectancy of such designated Beneficiary, provided that payments begin within one year of the date of the deceased Contract Owner's death (or such longer period as may be permitted by federal income tax regulations).

         (b) If the designated Beneficiary is the surviving spouse of the deceased Contract Owner, such spouse may elect to become the Contract Owner of this Contract, and the Distributions required under these Required Distribution Provisions will be made upon the death of such spouse.

In the event that the Contract Owner is not a natural person (e.g., a trust or corporation), then, for purposes of these Distribution provisions: (i) the death of the Annuitant will be treated as the death of any Contract Owner; (ii) any change of the Annuitant will be treated as the death of any Contract Owner; and
(iii) in either case the appropriate Distribution required under these Distribution rules shall be made upon such death or change, as the case may be. The Annuitant is the primary annuitant as defined in Section 72(s)(6)(B) of the Code.

These Distribution provisions shall not be applicable to any Contract that is not required to be subject to the provisions of 72(s) of the Code by reason of
Section 72(s)(5) or any other law or rule. Such contracts include, but are not limited to, any Contract: (i) which is provided under a plan described in
Section 401(a) of the Code which includes a trust exempt from tax under Section 501 of the Code; (ii) which is provided under a plan described in Section 403(a) of the Code; (iii) which is described in Section 403(b) of the Code; (iv) which is an individual retirement annuity or provided under an individual retirement account as described in

Section 408 or Section 408A of the Code or (v) which is a qualified funding asset (as defined in Section 130(d) of the Code, but without regard to whether there is a qualified assignment).

This Contract is intended to be treated as an "annuity contract" for federal income tax purposes. Accordingly, all provisions of this Contract shall be interpreted and administered in accordance with the requirements of Section 72(s) of the Code. In no event shall any payment be deferred beyond the time limits permitted by Section 72(s) of the Code. The Company reserves the right to amend this Contract to comply with requirements set out in the Code and regulations and rulings thereunder, as they may exist from time to time.

Upon the death of a Contract Owner, the designated Beneficiary must elect a method of distribution which complies with these above Distributions provisions and which is acceptable to the Company. Such election must be made within 60 days of the Contract Owner's death.

ANNUITIZATION PROVISIONS

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is a date chosen by the Contract Owner and is generally the first day of a calendar month. The date must be at least two years after the Date of Issue. For those Contracts issued under Qualified Plans, TSA's, or IRA's, if the Annuity Commencement Date is not chosen, the Annuity Commencement Date established on the Date of Issue of the Contract will be the date on which the Contract Owner reaches age 70-1/2. For Non-Qualified Contracts, the Annuity Commencement Date established on the Date of Issue of the Contract will be the date on which the Contract Owner reaches age 90.

 The Annuity Commencement Date may not be later than the first day of the first calendar month after the Annuitant's 90th birthday unless otherwise agreed upon.

CHANGE OF ANNUITY COMMENCEMENT DATE AND ANNUITY PAYMENT OPTION

The Contract Owner may change the Annuity Commencement Date and the Annuity Payment Option prior to the Annuitization Date. Any such change must be in writing and approved by the Company. A change will become effective as of the date requested, and must comply with Annuity Commencement Date Provisions above, but will not apply to any payment made or action taken by the Company before it is received.

ANNUITIZATION

Annuitization is irrevocable once payments have begun. To annuitize the Contract, the Contract Owner shall notify the Company in writing of the election of:

(1)      an Annuity Payment Option; and

(2) either a Fixed Annuity Payment, Variable Annuity Payment, or any other combination that may be available at the time of Annuitization.


If a variable payment option is elected, all amounts in the Fixed Account must be moved to a Variable Sub-Account prior to the Annuitization Date.

As of the Annuitization Date, the Contract Account Value is surrendered and applied to the purchase rate then in effect for the option selected. Annuity benefits at the time of their commencement will not be less than those provided by the application of the designated portion of the Contract Account Value based on then current purchase rates or, if then offered, based on single consideration immediate annuity rates for this class of annuitants

FIXED ANNUITY PAYMENT  - FIRST AND SUBSEQUENT PAYMENTS

The first fixed annuity payment will be determined by applying the portion of the total Contract Value specified by the Contract Owner, less applicable premium tax, to the fixed annuity table in effect on the Annuitization Date for the Annuity Payment Option elected. The purchase rates for any options guaranteed to be available will be determined on a basis not less favorable than the applicable 1983 "Table a" with ages set back six years, with minimum interest at 3.0%. The determination of the applicable "Table a" will be based upon the type of Contract issued; Non-Qualified, TSA's, IRA's, or Qualified Plan.

The rates shown in the Annuity Tables are calculated on this guarantee basis.

Subsequent fixed annuity payments will remain level unless the Annuity Payment Option elected dictates otherwise.

VARIABLE ANNUITY PAYMENT - FIRST  PAYMENT

A Variable Annuity Payment is a series of payments which are not predetermined or guaranteed as to dollar amount and which vary in amount with the investment experience of the underlying Variable Sub-Accounts selected by the Contract Owner.

The first variable annuity payment will be determined by applying the portion of the total Contract Value specified by the Contract Owner, less applicable premium taxes, to the variable Annuity Table in effect on the Annuitization Date for the Annuity Payment Option elected. The purchase rates for any options guaranteed to be available will be determined on a basis not less favorable than the applicable 1983 "Table a" with ages set back six years, with minimum interest at 3.5%. The determination of the applicable "Table a" will be based upon the type of Contract issued; Non-Qualified, TSA's, IRA's, or Qualified Plan.

VARIABLE ANNUITY PAYMENT  - PAYMENTS AFTER THE FIRST PAYMENT

Variable Annuity payments after the first payment vary in amount. The payment amount changes with the investment performance of the Sub-Accounts within the Variable Account. The dollar amount of such payments is determined as follows:

1. The dollar amount of the first annuity payment is divided by the annuity unit value as of the Annuitization Date. This result establishes the fixed number of Annuity Units for each monthly annuity payment after the first. The number of Annuity Units remains fixed during the annuity payment period.

2. The fixed number of Annuity Units is multiplied by the annuity unit value for the Valuation Date for which the payment is due. This result establishes the dollar amount of the payment.

The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in the Company's expenses or mortality experience.

ANNUITY UNIT VALUE

An Annuity Unit is used to calculate the value of annuity payments. The value of an Annuity Unit for each Sub-Account was arbitrarily set at $10 when the first Mutual Fund shares were bought. The value for any later Valuation Period is found as follows:

1. The Annuity Unit value for each Sub-Account for the immediately preceding Valuation Period is multiplied by the net investment factor for the Sub-Account for the Valuation Period for which the Annuity Unit Value is being calculated.

2. The result is multiplied by an interest factor because the Assumed Investment Rate of [3.5%] per year is built into the Variable annuity payment purchase rate basis.

FREQUENCY AND AMOUNT OF PAYMENTS

All annuity payments will be mailed within 10 working days of the first of the month in which they are scheduled. Payments will be made based on the Annuity Payment Option selected and frequency selected. However, if the net amount to be applied to any Annuity Payment Option at the Annuitization Date is less than [$5,000], the Company has the right to pay such amount in one lump sum in lieu of periodic annuity payments.

If any payment would be or becomes less than [$50], the Company has the right to change the frequency of payments to an interval that will result in payments of at least [$50]. In no event will the Company make payments under an annuity option less frequently than annually.

ANNUITY PAYMENT OPTIONS

SELECTION OF ANNUITY PAYMENT OPTION

The Contract Owner may select an Annuity Payment Option prior to Annuitization. If an Annuity Payment Option is not selected, a life annuity with a guarantee period of 240 months will be the automatic form of payment.

Any Annuity Payment Option NOT set forth in the Contract or a combination of available options which are satisfactory to both the Company and the Annuitant may be selected. Options available for Contracts issued to IRA's, TSA's or Qualified Plans may be limited based on the age of the Annuitant and Distribution requirements under the Code.

The following are the annuity payment options which are guaranteed to be available by the Company.

LIFE ANNUITY

The amount to be paid under this option will be paid during the lifetime of the Annuitant. Payments will cease with the last payment due prior to the death of the Annuitant.

JOINT AND SURVIVOR ANNUITY

The amount to be paid under this option will be paid during the joint lifetimes of the Annuitant and a designated second person. Payments will continue as long as either is living.

LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

The amount to be paid under this option will be paid during the lifetime of the Annuitant. A guaranteed period of 120 or 240 months may be selected. If the Annuitant dies prior to the end of this guaranteed period, the recipient chosen by the Owner will receive the remaining guaranteed payments.

ANY OTHER OPTION

The amount and period under any other option will be determined by the Company. Payment options not set forth in the Certificate Agreement are available only if they are approved by both the Company and the Annuitant.

SUPPLEMENTARY AGREEMENT

A supplementary agreement will be issued within 30 days following the Annuitization Date. The supplementary agreement will set forth the terms of the Annuity Payment Option selected.

                       MONTHLY BENEFITS PER $1000 APPLIED
                                 ANNUITY TABLES
                   JOINT AND SURVIVOR MONTHLY ANNUITY PAYMENTS

                          ANNUITANT'S AGE LAST BIRTHDAY

                                                                       FEMALE AGE
                                       50                55               60                65                70
                                       --                --               --                --                --
   MALE AGE            50             3.36              3.46             3.56              3.64              3.71
   --------
                       55             3.42              3.56             3.69              3.82              3.93
                       60             3.47              3.64             3.82              3.99              4.16
                       65                               3.70             3.92              4.15              4.39
                       70                                                4.00              4.30              4.61

                     LIFE ANNUITY: MONTHLY ANNUITY PAYMENTS

                   MALE GUARANTEED PERIOD                                      FEMALE GUARANTEED PERIOD
     ANNUITANT'S                                                 ANNUITANT'S
     ATTAINED AGE                    120           240          ATTAINED AGE                       120            240
     LAST BIRTHDAY       NONE       MONTHS        MONTHS        LAST BIRTHDAY        NONE         MONTHS         MONTHS
     -------------       ----       ------        ------        -------------        ----         ------         ------
           50             3.87        3.85         3.77               50              3.59         3.58          3.55
           51             3.93        3.90         3.82               51              3.64         3.63          3.59
           52             3.99        3.96         3.87               52              3.68         3.67          3.63
           53             4.05        4.02         3.92               53              3.74         3.72          3.68
           54             4.12        4.09         3.97               54              3.79         3.78          3.72
           55             4.19        4.15         4.03               55              3.85         3.83          3.77
           56             4.27        4.22         4.08               56              3.90         3.89          3.82
           57             4.34        4.30         4.14               57              3.97         3.95          3.88
           58             4.43        4.37         4.20               58              4.03         4.01          3.93
           59             4.51        4.45         4.26               59              4.10         4.08          3.99
           60             4.60        4.54         4.32               60              4.18         4.15          4.04
           61             4.70        4.62         4.39               61              4.25         4.22          4.11
           62             4.80        4.72         4.45               62              4.34         4.30          4.17
           63             4.91        4.82         4.51               63              4.42         4.38          4.23
           64             5.03        4.92         4.58               64              4.52         4.47          4.30
           65             5.15        5.03         4.65               65              4.61         4.56          4.37
           66             5.28        5.14         4.71               66              4.72         4.66          4.44
           67             5.43        5.27         4.78               67              4.83         4.76          4.51
           68             5.58        5.39         4.84               68              4.95         4.87          4.58
           69             5.74        5.53         4.90               69              5.08         4.98          4.65
           70             5.91        5.66         4.96               70              5.21         5.10          4.72
           71             6.10        5.81         5.02               71              5.36         5.22          4.79
           72             6.30        5.96         5.08               72              5.51         5.36          4.86
           73             6.51        6.12         5.13               73              5.67         5.50          4.93
           74             6.73        6.28         5.18               74              5.85         5.65          5.00
           75             6.97        6.44         5.23               75              6.04         5.80          5.06
           76             7.23        6.61         5.27               76              6.25         5.97         5.12
           77             7.51        6.79         5.31               77              6.47         6.14         5.18
           78             7.80        6.96         5.34               78              6.71         6.32         5.23
           79             8.12        7.14         5.37               79              6.98         6.50         5.28
           80             8.46        7.32         5.40               80              7.26         6.69         5.32

                                     UNISEX
                       Monthly Benefits per $1000 Applied


                                 ANNUITY TABLES
                   JOINT AND SURVIVOR MONTHLY ANNUITY PAYMENTS

                                  Annuitant Age
                                             50        55        60        65        70
                                      50   3.29      3.37     3.43       3.48      3.52
                      Survivor        55             3.48     3.57       3.65      3.72
                          Age         60                      3.71       3.84      3.94
                                      65                                 4.02      4.19
                                      70                                           4.44

                          LIFE ANNUITY:  MONTHLY ANNUITY PAYMENTS

                                Annuitant's
                                Attained       Guaranteed Period
                                Age Last            0        120          240
                                Birthday         Months     Months        Months
                                     40           3.23       3.23         3.22
                                     41           3.26       3.26         3.24
                                     42           3.29       3.29         3.27
                                     43           3.32       3.32         3.30
                                     44           3.35       3.35         3.33
                                     45           3.39       3.38         3.37
                                     46           3.42       3.42         3.40
                                     47           3.46       3.46         3.43
                                     48           3.50       3.50         3.47
                                     49           3.54       3.54         3.51
                                     50           3.59       3.58         3.55
                                     51           3.63       3.63         3.59
                                     52           3.68       3.67         3.63
                                     53           3.73       3.72         3.68
                                     54           3.79       3.77         3.72
                                     55           3.84       3.83         3.77
                                     56           3.90       3.89         3.82
                                     57           3.97       3.95         3.88
                                     58           4.03       4.01         3.93
                                     59           4.10       4.08         3.99
                                     60           4.18       4.15         4.04
                                     61           4.25       4.22         4.11
                                     62           4.34       4.30         4.17
                                     63           4.42       4.38         4.23
                                     64           4.52       4.47         4.30
                                     65           4.61       4.56         4.37
                                     66           4.72       4.66         4.44
                                     67           4.83       4.76         4.51
                                     68           4.95       4.86         4.58
                                     69           5.07       4.98         4.65
                                     70           5.21       5.10         4.72
                                     71           5.35       5.22         4.79
                                     72           5.51       5.36         4.86
                                     73           5.67       5.50         4.93
                                     74           5.85       5.65         5.00
                                     75           6.04       5.80         5.06

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